UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 5, 2014

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately following the Annual Meeting of Shareholders (the “2014 Annual Meeting”) of Esterline Technologies Corporation (“Esterline”) on March 5, 2014, R. Bradley Lawrence retired from the Esterline Board and from his position as Executive Chairman. Mr. Lawrence’s retirement from these roles was previously announced in Esterline’s proxy statement in connection with the 2014 Annual Meeting.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting held on March 5, 2014, the shareholders acted on the following proposals:

(a)	Proposal 1 – Election of Directors. The shareholders elected each of the director nominees set forth below. The shareholders voted as follows:

	Votes Cast
Name	For	Against	Abstain	Broker Non-Votes
Anthony P. Franceschini*	27,693,517	1,148,351	6,440	1,137,541
James J. Morris*	28,612,630	229,141	6,537	1,137,541
Henry W. Winship IV*	28,258,028	583,584	6,696	1,137,541
Curtis C. Reusser**	28,594,983	246,628	6,697	1,137,541

*	Director nominee for a three-year term expiring at the 2017 annual meeting.
**	Director nominee for a term expiring at the 2016 annual meeting.

(b)	Proposal 2 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of Esterline’s named executive officers for the fiscal year ended October 25, 2013. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
28,192,460	613,740	42,108	1,137,541

(c)	Proposal 3 – Ratification of Ernst & Young LLP as Esterline’s Independent Registered Public Accounting Firm. The shareholders ratified the selection of Ernst & Young LLP as Esterline’s independent registered public accounting firm for the fiscal year ending October 31, 2014. The shareholders voted as follows:

For	Votes Cast Against	Abstain
29,611,646	364,878	9,325

Item 8.01.	Other Events.

On March 5, 2014, the Board of Directors of Esterline appointed Curtis C. Reusser, the Company’s President and Chief Executive Officer, to serve as Chairman, replacing Mr. Lawrence who retired as Executive Chairman as reported under Item 5.02 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 10, 2014	By:	/s/ MARCIA J. MASON
	Name:	Marcia J. Mason
	Title:	Vice President & General Counsel